UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2026

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7078 Shady Oak Road
 Eden Prairie, Minnesota, 55344
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (952) 820-2518

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	STKL	The Nasdaq Stock Market LLC
Common Shares	SOY	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

On February 6, 2026, SunOpta Inc., a corporation formed under the laws of Canada (the "Company"), Pegasus BidCo B.V., a private company with limited liability incorporated under the laws of the Netherlands ("Parent"), and 2786694 Alberta Ltd. ("Purchaser"), a corporation formed under the laws of the Province of Alberta and a wholly-owned subsidiary of Parent, entered into an Arrangement Agreement (the "Arrangement Agreement") pursuant to which, on the terms and subject to the conditions set forth therein, Purchaser has agreed to acquire all of the issued and outstanding common shares in the capital of the Company (the "Common Shares") by way of a court-approved statutory arrangement under section 192 of the Canada Business Corporations Act (the "Arrangement"). The Arrangement is expected to close in the second quarter of 2026, subject to the satisfaction or waiver of closing conditions described below.

The Company's board of directors (the "Board"), after consultation with its financial and legal advisors and following the receipt of the unanimous recommendation of a committee (the "Special Committee") of independent directors formed to consider potential strategic opportunities for the Company, including the Arrangement, has unanimously determined that the entering into by the Company of the Arrangement Agreement and the consummation of the Arrangement are in the best interests of the Company and that the Arrangement is fair to shareholders and has resolved to unanimously recommend that shareholders of the Company vote in favor of the Arrangement (the "Board Recommendation").

Effect on Shares and Consideration

Pursuant to the plan of arrangement in respect of the Arrangement (the "Plan of Arrangement"), on the effective date of the Arrangement at the time specified in the Plan of Arrangement: (1) each issued and outstanding Common Share will be transferred to Purchaser for consideration of $6.50 in cash (the "Consideration"), less any applicable withholdings; (2) each issued and outstanding share of Series B-1 Preferred Stock in the capital of SunOpta Foods, Inc. (the "Series B-1 Preferred Stock"), a wholly-owned subsidiary of the Company, will be transferred to the Company in exchange for the number of Common Shares calculated by multiplying the number of shares of Series B-1 Preferred Stock by 405.9555467 (being the exchange rate of the Series B-1 Preferred Stock contemplated by their terms), and the resulting Common Shares will be transferred to Purchaser for the Consideration in respect of each such Common Share, less any applicable withholdings; (3) each issued and outstanding special share in the capital of the Company (the "Special Shares") will be cancelled without any payment in respect thereof; and (4) the outstanding equity awards of the Company will be settled in cash in accordance with the terms of the Plan of Arrangement, less any applicable withholdings.

The Consideration is subject to adjustment for any cash dividends or distributions declared or paid by the Company with a record date during the interim period between the execution of the Arrangement Agreement and the earlier of the closing of the Arrangement and the termination of the Arrangement Agreement in accordance with its terms.

Fairness Opinions

In connection with its review and consideration of the Arrangement, the Special Committee received an opinion from Scotia Capital Inc. and the Board received an opinion from Lazard Frères & Co. LLC, respectively, to the effect that, as of the date of such opinion and based on and subject to the limitations, qualifications and assumptions set forth therein, the Consideration to be received by holders of Common Shares pursuant to the Arrangement is fair, from a financial point of view, to such holders. No portion of the fee payable to Scotia Capital Inc. is contingent on the outcome of its opinion or the consummation of the Arrangement or any other transaction.

Conditions

The obligations of the parties to consummate the Arrangement are subject to the satisfaction or waiver of closing conditions set forth in the Arrangement Agreement, including, among other things, (1) the approval of the Arrangement by at least 66⅔% of the votes cast by the holders of the Common Shares and OCM SunOpta Trustee, LLC, as registered holder of the Special Shares, in trust for the benefit of the holders of the Series B-1 Preferred Stock, voting as a single class, present in person or represented by proxy at the special meeting of shareholders of the Company (the "Meeting") to be called to consider the Arrangement (the "Company Shareholder Approval"); (2) receipt of interim and final orders in respect of the Arrangement from the Ontario Superior Court of Justice (Commercial List); (3) the expiration or termination of any waiting period, or the receipt of any required approvals or clearances, as applicable, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("the "HSR Act") and other applicable antitrust laws; (4) no material adverse effect with respect to the Company having occurred; (5) holders of not more than 5% of the issued and outstanding Common Shares not having exercised dissent rights; and (6) other customary closing conditions, including conditions relating to the performance by each party of its covenants and the accuracy of each party's representations and warranties set forth in the Arrangement Agreement.

Termination Rights

The Arrangement Agreement may be terminated by mutual written consent of Parent and the Company.  The Arrangement Agreement may also be terminated (1) by either the Company or Parent if (a) any governmental entity of competent authority issues a final, non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Arrangement (provided that such termination right is not available to a party whose failure to perform its obligations under the Arrangement Agreement primarily caused such order or such action); (b) the Arrangement is not consummated on or before November 6, 2026 (the "Outside Date"), which date will be automatically extended by three months if specified regulatory or other closing conditions remain unsatisfied but all other conditions have been satisfied or waived (provided that such termination right is not available to a party that has breached its obligations under the Arrangement Agreement and such breach has resulted in the failure to consummate the Arrangement by the Outside Date); or (c) the Company Shareholder Approval is not obtained (provided that such termination right is not available to a party if the failure to obtain the Company Shareholder Approval was the result of such party's breach of the Arrangement Agreement); (2) by the Company (a) in order to enter into a definitive agreement with respect a superior proposal in accordance with the terms of the Arrangement Agreement; or (b) if Parent or Purchaser breaches any of their respective representations, warranties, covenants or other agreements contained in the Arrangement Agreement so as to cause closing conditions relating to the performance by them of their covenants or the accuracy of their representations and warranties to fail to be satisfied (subject to a cure period and provided that the Company is not in breach of the Arrangement Agreement so as to cause certain closing conditions to be incapable of being satisfied); or (3) by Parent if, (a) prior to receipt of the Company Shareholder Approval, the Board effects an adverse change to the Board Recommendation or the Company or any of its subsidiaries enters into an alternative acquisition agreement; (b) the Company breaches any of its non-solicitation covenants in any material respect; or (c) the Company breaches any of its representations, warranties, covenants or other agreements contained in the Arrangement Agreement so as to cause closing conditions relating to the performance by the Company of its covenants or the accuracy of the Company's representations and warranties to fail to be satisfied (subject to a cure period and provided Parent or Purchaser is not in breach of the Arrangement Agreement so as to cause certain closing conditions to be incapable of being satisfied).

Termination Fee

The Arrangement Agreement provides that, upon termination of the Arrangement Agreement in certain specified circumstances, the Company would be required to pay Parent a termination fee of $41,450,000. Such circumstances include: (1) a termination by Parent if, (a) prior to receipt of the Company Shareholder Approval, the Board makes an adverse change to the Board Recommendation or the Company or any of its subsidiaries enters into an alternative acquisition agreement; or (b) the Company breaches any of its non-solicitation covenants in any material respect; (2) a termination by the Company in order to enter into a definitive agreement with respect a superior proposal; or (3) a termination relating to a failure to consummate the Arrangement on or before the Outside Date, a failure to obtain the Company Shareholder Approval or a breach by the Company of any of its representations, warranties, covenants or other agreements contained in the Arrangement Agreement so as to cause closing conditions relating to the performance by the Company of its covenants or the accuracy of the Company's representations and warranties to fail to be satisfied (subject to a cure period), in the case of this clause (3), in circumstances where an acquisition proposal had been made prior to the date of the Meeting and the Company enters into a definitive agreement relating to or consummates any acquisition proposal within 12 months after termination. In no event would the Company be required to pay the termination fee more than once.

Payment of the termination fee would constitute the sole and exclusive remedy of Parent and Purchaser against the Company and its affiliates for any loss arising from the failure of the Arrangement to be consummated or any breach of the Arrangement Agreement in the circumstances in which such termination fee is payable.

Specific Performance

The parties have agreed that either Parent or the Company, as applicable, will be entitled to an injunction, specific performance or other equitable relief to prevent or remedy a breach of the Arrangement Agreement by the other parties, in addition to any other remedy to which Parent or the Company is entitled.

Other Terms and Conditions

Parent, Purchaser and the Company each has made customary representations, warranties and covenants in the Arrangement Agreement, including covenants to use their respective commercially reasonable efforts to effect the Arrangement, including securing required regulatory approvals and other consents, subject to the terms and conditions of the Arrangement Agreement. In addition, the Company has agreed to other customary covenants, including, among others, covenants to conduct its business in the ordinary course during the interim period between the execution of the Arrangement Agreement and the earlier of the closing of the Arrangement and the termination of the Arrangement Agreement.

Alternative Transactions

The Arrangement Agreement contains customary restrictions on the Company's ability to, among other things, solicit or initiate discussions with respect to acquisition proposals and restrictions on its ability to respond to or enter into any agreement with respect to an acquisition proposal, subject to certain limited "fiduciary out" exceptions. In the event that the Board receives an acquisition proposal that it determines is a superior proposal in accordance with the terms of the Arrangement Agreement, the Company may, subject to compliance with certain notice requirements and a "right to match" in favor of Parent, payment of the termination fee described above and other conditions and requirements set forth in the Arrangement Agreement, terminate the Arrangement Agreement to accept the applicable superior proposal.

Financing

Parent has advised that it intends to finance the Arrangement and related transactions using the proceeds of committed debt financing to be provided pursuant to a debt commitment letter, together with other available funds. The debt financing is expected to provide sufficient funds to pay the aggregate cash consideration payable in the Arrangement and related fees and expenses, subject to the terms and conditions set forth in the applicable debt commitment letter. The obligations of Parent and Purchaser to consummate the Arrangement are not subject to a financing condition.

Governing Law

The Arrangement Agreement is governed by the laws of the Province of Ontario, and the federal laws of Canada applicable therein, without regard to its rules of conflict of laws.

General

The foregoing summary of the Arrangement Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Arrangement Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Arrangement Agreement and the above description of the Arrangement Agreement have been included to provide investors and security holders with information regarding the terms of the Arrangement Agreement. They are not intended to provide any other factual information about Parent, Purchaser, the Company or their respective subsidiaries. The representations, warranties, covenants and other agreements contained in the Arrangement Agreement were made only for purposes of the Arrangement Agreement and as of specific dates, were solely for the benefit of the parties to the Arrangement Agreement, and may be subject to limitations agreed upon by the parties, including being qualified and modified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties, covenants or other agreements or any description thereof as characterizations of the actual state of facts or condition of Parent, Purchaser, the Company or any of their respective subsidiaries. Moreover, information concerning the subject matter of the representations, warranties, covenants and other agreements may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting and Support Agreements

As a condition and inducement to Parent's willingness to enter into the Arrangement Agreement and concurrently with the execution and delivery of the Arrangement Agreement, certain funds managed by Oaktree Capital Management, L.P. ("Oaktree") entered into a voting and support agreement (the "Oaktree Voting and Support Agreement") with Parent and Purchaser pursuant to which they have agreed to, among other things, vote all the Common Shares and Special Shares beneficially owned or controlled by them in favor of the Arrangement and consent to the exchange of all the Series B-1 Preferred Stock beneficially owned by them in accordance with the Plan of Arrangement.  Such Common Shares and Special Shares represent approximately 19.5% of the votes entitled to vote on the Arrangement at the Meeting.

In addition, each of the directors and officers of the Company, in their capacities as holders of Common Shares, entered into a voting and support agreement (together with the Oaktree Voting and Support Agreement, the "Voting and Support Agreements") with Parent and Purchaser pursuant to which they have agreed to, among other things, vote all the Common Shares beneficially owned or controlled by them in favor of the Arrangement.

The foregoing summaries of the Voting and Support Agreements do not purport to be complete and are subject to, and are qualified in their entirety by, the full text of: (1) the form of Oaktree Voting and Support Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, (2) the form of the Voting and Support Agreement with directors and officers of the Company (other than directors who are Oaktree designated directors), which is attached hereto as Exhibit 10.2 and incorporated herein by reference, and (3) the form of the Voting and Support Agreement with directors of the Company who are Oaktree designated directors, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Stock Exchange and Securities Law Matters

Upon completion of the Arrangement, the Company will become a wholly owned subsidiary of Parent and the Common Shares will be delisted from the NASDAQ and the Toronto Stock Exchange. In addition, Parent anticipates causing the Company to cease to be a reporting company under U.S. securities laws and a reporting issuer under Canadian securities laws. In light of the pending Arrangement, the Company has suspended its quarterly earnings conference calls and will no longer be providing quarterly or annual guidance.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, the Board approved and adopted the Amended and Restated SunOpta Foods, Inc. Severance Pay Plan (the "Amended Severance Plan"), which amends and restates the SunOpta Foods Inc. Severance Pay Plan (effective October 1, 2016) (the "Prior Severance Plan"). Consistent with the Prior Severance Plan, the Amended Severance Plan provides for certain benefits upon a change of control of the Company or upon a termination of employment by the Company without cause. All executive officers are participants in the Amended Severance Plan, other than Messrs. Kocher and Gaba whose change in control arrangements are covered by their respective employment agreements.

The principal change to the Prior Severance Plan included in the Amended Severance Plan is to make the payout provisions consistent with the intent of the Company in adopting the Prior Severance Plan, which was to remove the provision that payments will not exceed the greater of two times the lesser of (1) the participant's annualized compensation based on his or her annual rate of pay for the calendar year preceding the year in which his or her separation from service occurs, or (2) the maximum amount that may be taken into account under a tax-qualified plan pursuant to Internal Revenue Code section 401(a)(17) as applicable for the year in which the participant has a separation from service (the "Limit").

Removal of the Limit in the Amended Severance Plan is also consistent with the Company's public disclosures related to payments under the plan upon qualifying events, most recently in the Company's management information circular and definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the Securities and Exchange Commission (the "SEC") on April 11, 2025.

The Amended Severance Plan also provides that if any of the payments or benefits received by a participant in connection with a change of control result in a 280G excise tax, within the meaning of Internal Revenue Code section 280G, then the Company's payments to the participant will potentially be reduced if such reduction will result in a greater net benefit to the participant. Further, the Amended Severance Plan clarifies that payments following a change in control will be paid solely in the form of a lump sum payment.

It is expected that the proposed Arrangement, if consummated, would constitute a change in control under the terms of the Amended Severance Plan.

The foregoing summary of the Amended Severance Plan does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Amended Severance Plan, which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 6, 2026, the Company and Parent issued a joint press release announcing the execution of the Arrangement Agreement. A copy of the joint press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information included in Exhibit 99.1 attached hereto, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Company Note Regarding Forward-Looking Statements

Certain statements in this document concerning the proposed Arrangement, including any statements regarding the expected timetable for completing the Arrangement, the results, effects, benefits and synergies of the Arrangement, future opportunities for the Company, future financial performance and condition, guidance and any other statements regarding the Company's future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words "anticipate," "believe," "ensure," "expect," "if," "intend," "estimate," "probable," "project," "forecasts," "predict," "outlook," "aim," "will," "could," "should," "would," "potential," "may," "might," "anticipate," "likely" "plan," "positioned," "strategy," and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include, but are not limited to, statements regarding Parent, Purchaser or the Company's plans and expectations with respect to the proposed Arrangement and the anticipated impact of the proposed Arrangement on the combined company's results of operations, financial position, growth opportunities and competitive position, including with respect to strategies and plans and integration; the expected benefits of the Arrangement, the anticipated timing and the various steps to be completed in connection with the Arrangement, including receipt of shareholder, court and regulatory approvals, the anticipated timing for closing of the Arrangement, the Company's decision to suspend providing quarterly or annual guidance, the anticipated delisting of the shares from the TSX and NASDAQ, and the Company's status as a reporting issuer under applicable securities laws. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, (1) risks related to the consummation of the Arrangement, including (a) the risks that Company Shareholder Approval may not be obtained on the expected timeline, or at all, (b) the risks that the parties fail to secure the termination or expiration of any waiting period applicable under the HSR Act or fail to receive any required approvals or clearances under any other applicable antitrust laws, (c) the risk that any other condition to closing may not be satisfied, (d) the risk that the closing of the Arrangement might be delayed or not occur at all, (e) the possibility that the Company fails to obtain the interim and final orders in respect of the Arrangement from the Ontario Superior Court of Justice (Commercial List) on the expected timeline, or at all, (f) the risk that all or part of Parent's financing may not become available, or (g) the possibility that the Arrangement may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (2) the risk that the anticipated timing of mailing the Circular (as defined below) or the timing of the holding of the Meeting may not be possible or achieved; (3) the risk of any event, change or other circumstance that could give rise to the termination of the Arrangement Agreement and the effects that any termination of the Arrangement Agreement may have on the Company and its business, including the risk that the Company's share price may decline significantly if the proposed transaction is not completed, or the risk that the either Parent or the Company may terminate the Arrangement Agreement and be required to pay a termination fee to the other party; (4) the effects that the announcement or pendency of the proposed Arrangement may have on the Company and its business, including the risks that as a result (a) the Company's business, operating results or share price may suffer, (b) the Company's current plans and operations may be disrupted, (c) the Company's ability to retain or recruit key employees may be adversely affected, (d) the Company's business relationships (including, customers and suppliers) may be adversely affected, or (e) the Company's management's or employees' attention may be diverted from other important matters; (5) the effect of limitations that the Arrangement Agreement places on the Company's ability to operate its business, return capital to shareholders or engage in alternative transactions; (6) the risk of any litigation relating to the proposed Arrangement; (7) the risk of changes in governmental regulations or enforcement practices; and (8) the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Arrangement.

Additional factors that could cause results to differ materially from those described above can be found in the Company's Annual Report on Form 10-K for the year ended December 28, 2024, and subsequent Quarterly Reports on Form 10-Q, which are on file with the SEC and available from the Company's website at www.sunopta.com under the "Investor Relations" tab, and in other documents the Company files with the SEC and under its profile on the System for Electronic Document Analysis and Retrieval ("SEDAR+").

All forward-looking statements speak only as of the date they are made and are based on information available at that time. The Company disclaims any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

No Offer or Solicitation

This document is for informational purposes only and does not constitute a solicitation of any vote or approval with respect to the Arrangement or otherwise, or an offer to sell or the solicitation of an offer to subscribe for or buy any securities, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Important Information and Where to Find It

In connection with the proposed Arrangement, the Company intends to file materials with the SEC and Canadian securities regulatory authorities, as applicable. The Company intends to file a notice of the special meeting of the Company's shareholders and accompanying management information circular and proxy statement (the "Circular") with the SEC on EDGAR at www.sec.gov and Canadian securities regulatory authorities under its profile on SEDAR+ at www.sedarplus.ca in connection with the solicitation of proxies to obtain Company Shareholder Approval. Following the filing of the Circular with the SEC and with Canadian securities regulatory authorities, the Company will mail the Circular to each shareholder of the Company entitled to vote at the Meeting. This communication is not a substitute for the Circular or for any other document that the Company may file with the SEC or Canadian securities regulatory authorities or send to the Company's shareholders in connection with the Arrangement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO CAREFULLY AND THOROUGHLY READ THE CIRCULAR, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC OR CANADIAN SECURITIES REGULATORY AUTHORITIES, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ARRANGEMENT, THE RISKS RELATED THERETO AND RELATED MATTERS.

Shareholders of the Company will be able to obtain free copies of the Circular, as may be amended from time to time, and other relevant documents filed by the Company with the SEC and Canadian securities regulatory authorities (when they become available) through the website maintained by the SEC at www.sec.gov or under its profile on SEDAR+ at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by the Company will be available free of charge from the Company's website at www.sunopta.com. Full details of the Arrangement will be described in the Circular, which is expected to be mailed to shareholders of the Company in March 2026. The Meeting is expected to be held in April 2026.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the proposed Arrangement. Information regarding the Company's directors and executive officers is available in (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2024, which was filed with the SEC on February 26, 2025, and can be found at www.sec.gov; (b) the Company's management information circular and definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on April 11, 2025, and can be found at www.sec.gov; and (c) subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q. To the extent holdings of the Company's securities by its directors or executive officers have changed since the amounts set forth in the Company's proxy statement for its 2025 annual meeting of shareholders, such changes have been or will be reflected on Forms 3, 4 and 5, filed with the SEC (which can be found at www.sec.gov). Copies of the documents filed with the SEC by the Company will be available free of charge through the website maintained by the SEC and at the Company's website at www.sunopta.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
2.1*	Arrangement Agreement, dated as of February 6, 2026, by and among Pegasus Bidco B.V., 2786694 Alberta Ltd. and SunOpta Inc.

10.1	Form of Oaktree Voting and Support Agreement

10.2	Form of Voting and Support Agreement with directors and officers (non-Oaktree designees)

10.3	Form of Voting and Support Agreement with directors (Oaktree designees)

10.4	SunOpta Foods Inc. Amended and Restated Severance Pay Plan

99.1	Joint Press Release, dated February 6, 2026 (furnished pursuant to Item 7.01)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By	/s/ Greg Gaba

Greg Gaba
Chief Financial Officer

Date	February 6, 2026